UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 400 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On March 9, 2022, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP (“CrossAmerica” or the “Partnership”), appointed Jonathan E. Benfield as Chief Accounting Officer of the General Partner, effective as of March 9, 2022. In that capacity, Mr. Benfield will be the principal accounting officer of the Partnership, reporting to the Chief Financial Officer of the General Partner, Maura Topper. Mr. Benfield will succeed David Sheaffer ahead of Mr. Sheaffer’s planned retirement in 2022.

Mr. Benfield, age 46, previously served as the Chief Accounting Officer of the General Partner from November 5, 2020 to September 10, 2021, and has served in a variety of roles since joining the Partnership in 2012, including as the Interim Chief Financial Officer of the General Partner from November 19, 2019 to November 4, 2020 and April 16, 2021 to August 10, 2021. Before joining CrossAmerica, Mr. Benfield worked for four years at PPL Corporation, most recently as Manager of Financial Reporting. He also worked for nine years at Ernst & Young, most recently as Senior Manager in the audit practice. He served on the Board of Trustees of Bally Savings Bank from 2004 to 2012, including as chairman of the board from 2009 to 2012. Mr. Benfield is a Certified Public Accountant and holds a bachelor’s degree in Accounting and Finance from Kutztown University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Chief Administrative Officer

Dated: March 11, 2022